UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 7, 2013
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On October 24, 2013, Ohio Valley Banc Corp. issued a press release announcing financial results for its third quarter and year-to-date periods ended September 30, 2013.  A copy of the press release was attached as Exhibit 99.1 to the Form 8-K filed on October 24, 2013.  On November 7, 2013, the Company will issue a press release revising the previously reported earnings.  The revised press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Subsequent to the earnings announcement, management obtained new information related to the collateral value of an impaired loan that resulted in an additional allocation within the allowance for loan losses.  Based on the new collateral value assessment, the total specific allocation associated with the loan relationship increased $524,000 from management’s previous estimate.  The additional impairment resulted in an increase in provision for loan loss expense of $524,000, which reduced net income by $346,000.

The revised net income for the third quarter of 2013 was $1,061,000 or $.26 per share.  The original third quarter earnings reported net income of $1,407,000 or $.35 per share.  For the nine months ended September 30, 2013, net income was revised to $6,226,000, or $1.53 per share, from the previously reported $6,572,000, or $1.62 per share.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(a)  Not applicable

(b)  Not applicable

(c)  Not applicable

(d)  Exhibits – The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release to be issued by Ohio Valley Banc Corp. on November 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	November 7, 2013	By:	/s/Thomas E.Wiseman
Thomas E. Wiseman President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release to be issued by Ohio Valley Banc Corp. on November 7, 2013.